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                                                                   Exhibit 23.2

                         INDEPENDENT AUDITOR'S CONSENT


We consent to the use and incorporation by reference in this Registration Statement of Anworth Mortgage Asset Corporation on Form S-2 of our report dated January 9, 1999 on the December 31, 1998 financial statements included in the Annual Report on Form 10-K of Anworth Mortgage Asset Corporation for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                          /s/ MCGLADREY & PULLEN, LLP


                                          McGladrey & Pullen, LLP



New York, New York

October 29, 2001